Exhibit 10.1

FIFTH AMENDMENT

TO THE

FIFTH THIRD BANCORP 401(k) SAVINGS PLAN

(January 1, 2015 Restatement)

WHEREAS, Fifth Third Bank (“Fifth Third”) sponsors and maintains the Fifth Third Bancorp 401(k) Savings Plan, as amended and restated effective January 1, 2015 (“Plan”);

WHEREAS, Fifth Third desires to amend the Plan to (i) provide for the elimination of Fifth Third Stock Fund effective as of September 20, 2019 and (ii) to make minor changes to the plan’s provisions related to loans and qualified domestic relations orders;

WHEREAS, pursuant to Plan section 12.1(a), Fifth Third reserved the right to amend the Plan at any time; and

WHEREAS, pursuant to Plan section 12.1(b), Fifth Third delegated authority to the Fifth Third Bank Pension, 401(k) and Medical Plans Committee and its Chairman to amend the Plan.

NOW, THEREFORE, effective as of the date of this Fifth Amendment, the Plan is hereby amended in the following respects:

1.	Section 7.3(a) of the Plan is amended to add the following paragraph at the end:

“Notwithstanding the foregoing, the Fifth Third Stock Fund shall continue to be offered as a separate fund until September 20, 2019 at which time the stock fund shall cease to be offered as a separate fund. The Administrator or, to the extent the Administrator has engaged an independent fiduciary or ERISA section 3(38) investment manager to manage or control the Fifth Third Stock Fund, such independent fiduciary or ERISA section 3(38) investment manager shall have the authority and is directed to take any and all actions as are necessary to effect the provisions of this paragraph.”

2.	Section 7.5(b)(6) of the Plan is amended to read as follows:

“(6)     Loans shall bear a reasonable rate of interest commensurate with current interest rates charged for loans made under similar circumstances by entities in the business of lending money.”

3.	Section 14.2(b)(2) of the Plan is amended to read as follows:

“(2)     Immediate Distribution Available. Distribution of the Alternate Payee’s benefit may be made or may commence as soon as administratively feasible after the Plan Administrator’s receipt of the order, determination of its qualified status, and determination of the amount payable thereunder.”

4.	Except as otherwise amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Fifth Third has caused this amendment to be executed by its duly authorized representative this 12th day of April, 2018.

FIFTH THIRD BANK

By:	/s/ Robert P. Shaffer
Chairperson for the Fifth Third Bank Pension, 401(k) and Medical Plan Committee